Exhibit 99.1
October 26, 2026
DeFi Development Corp. Adds 5,346 SOL as Solana’s Alpenglow Upgrade Goes Live
SOL treasury reaches 2,595,612 as Solana enters a new era of near-instant transaction finality

CHAD annual dividend rate to increase to 14%, effective November 2, 2026

BOCA RATON, FL — October 26, 2026 — DeFi Development Corp. (Nasdaq: DFDV) (the "Company" or "DeFi Dev Corp."), the first U.S. public company with a treasury strategy built to accumulate and compound Solana ("SOL"), today announced that its total holdings of SOL and SOL equivalents increased by 5,346 SOL since its last update, bringing its treasury to approximately 2,595,612 SOL, up from 2,590,266 SOL.

The update comes as Solana’s Alpenglow consensus upgrade went live on mainnet on October 21, marking a major milestone in the network’s evolution.

A Seminal Moment for Solana and Crypto
Alpenglow targets transaction finality of approximately 150 milliseconds, compared with roughly 12.8 seconds under Solana’s previous consensus protocol, a reduction of approximately 99% in the time required for transactions to become final.

The Company believes this advancement strengthens Solana’s potential to serve as infrastructure for global financial markets. Near-instant finality can improve the experience of moving money, trading tokenized assets, and interacting with financial applications onchain.

“Alpenglow is a seminal moment for Solana and for crypto more broadly,” said Joseph Onorati, Chief Executive Officer of DeFi Development Corp. “When transactions become final in a fraction of a second, the possibilities for payments and financial markets expand significantly. We believe Solana is building the foundation for the next generation of finance, and we continue to accumulate and compound SOL to give our shareholders exposure to that opportunity.”

CHAD Annual Dividend Rate Increasing to 14%, Effective November 2, 2026
As previously announced, the annual dividend rate on the Company’s Variable Rate Series C Perpetual Preferred Stock (“CHAD”) will increase from 13.00% to 14.00%, effective November 2, 2026.

The new rate represents annual dividends of $1.40 per share, based on CHAD’s $10.00 stated amount. The current 13.00% annual rate remains in effect until the increase takes effect. Dividends are cumulative and payable each business day when declared.

Through its SOL treasury strategy and CHAD, the Company offers investors distinct ways to participate in its balance sheet: common equity exposure to its strategy of accumulating and compounding SOL, and preferred equity focused on dividend income.

Learn more about CHAD at www.defidevcorp.com/chad.

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About DeFi Development Corp.
DeFi Development Corp. (Nasdaq: DFDV) has adopted a treasury policy under which the principal holding in its treasury reserve is allocated to SOL. Through this strategy, the Company provides investors with direct economic exposure to SOL, while also actively participating in the growth of the Solana ecosystem. In addition to holding and staking SOL, DeFi Development Corp. operates its own validator infrastructure, generating staking rewards and fees from delegated stake. The Company is also engaged across decentralized finance (DeFi) opportunities and continues to explore innovative ways to support and benefit from Solana’s expanding application layer.

The Company is also an AI-powered online platform that connects the commercial real estate industry by providing value-add services and software subscriptions to multifamily and commercial property professionals, as the Company connects the increasingly complex ecosystem that stakeholders have to manage. The Company’s data and software offerings are generally offered on a subscription basis as software as a service.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, but are not limited to, statements regarding SOL per share growth; future SOL holdings; anticipated changes in borrowings and liquidity; future SOL accumulation and per-share accretion; future adoption of Solana, tokenized assets and stablecoins; capital raising and deployment; the anticipated issuance price of shares under the CHAD ATM program; future CHAD dividend rates and the declaration and payment of CHAD dividends; the intended use of proceeds; and the Company’s ability to expand its SOL treasury and increase revenue. These statements can be identified by words such as "anticipate," "intend," "plan," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company's current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside of the Company's control. The Company's actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) fluctuations in the market price of SOL and any associated losses that the Company may incur as a result of a decrease in the market price of SOL; (ii) a failure of demand for SOL, or activity on the Solana network, to continue to develop and grow as we anticipate or at all; (iii) volatility in our stock price, including due to future issuances of common stock and securities convertible into common stock; (iv) the effect of and uncertainties related to the ongoing volatility in interest rates; (v) our ability to achieve and maintain profitability in the future; (vi) the impact on our business of the regulatory environment and complexities of complying with such environment, including changes in securities laws or other laws or regulations; (vii) changes in the accounting treatment relating to the Company's SOL holdings; (viii) our ability to respond to general economic conditions; (ix) our ability to manage our growth effectively and our expectations regarding the development and expansion of our business; (x) our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth; (xi) risks relating to CHAD, including that the dividend rate may be adjusted, that dividends are payable only when declared, that CHAD may trade below its stated amount, that the trading price of CHAD may be volatile, that the Company may be unable to sell CHAD under the CHAD ATM at or above its stated amount, and that staking and validator rewards may be insufficient to support dividend payments; and (xii) other risks and uncertainties more fully described in the sections captioned "Risk Factors" in the Company's most recent Annual Report on Form 10-K, the prospectus supplement for the CHAD ATM and other reports we file with the SEC.

As a result of these matters, changes in facts, assumptions not being realized, or other circumstances, the Company's actual results may differ materially from the expected results discussed in the forward-looking statements contained in this press release. Forward-looking statements contained in this press release are made as of its date, and the Company undertakes no duty to update such information except as required under applicable law.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Offers and sales of CHAD under the CHAD ATM are made only by means of the prospectus supplement and accompanying prospectus forming part of the Company’s effective shelf registration statement on Form S-3 filed with the SEC.

Investor Contact:
ir@defidevcorp.com

Media Contact:
press@defidevcorp.com